UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2012

State Street Corporation
(Exact name of registrant as specified in its charter)
Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On July 17, 2012, State Street Corporation (“State Street” or the “Company”) issued a news release announcing its results of operations and related financial information for the second quarter of 2012.  A copy of that news release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

In addition, a copy of a slide presentation pertaining to State Street’s investment portfolio as of June 30, 2012, which will be referenced in connection with the investor conference call to be held by the Company on July 17, 2012, is furnished with this Form 8-K as Exhibit 99.2.

Item 8.01.     Other Events.

On July 17, 2012, State Street Corporation announced that it has agreed to acquire Goldman Sachs Administration Services, a leading hedge fund administrator, from The Goldman Sachs Group, Inc. in a cash transaction with a total purchase price of $550 million, subject to certain adjustments.  Completion of the transaction is subject to regulatory approvals and other customary closing conditions.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

State Street Corporation’s news release dated July 17, 2012, announcing its second-quarter 2012 results of operations and related financial information, is furnished herewith as Exhibit 99.1, and a slide presentation pertaining to State Street’s investment portfolio, which will be made available in connection with the investor conference call referenced in the July 17, 2012 news release, is furnished herewith as Exhibit 99.2.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ James J. Malerba
		Name:	James J. Malerba
		Title:	Executive Vice President,
Corporate Controller and
Chief Accounting Officer
Date:	July 17, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	State Street’s news release dated July 17, 2012, announcing its second-quarter 2012 results of operations and related financial information.

99.2	Slide presentation pertaining to State Street’s investment portfolio as of June 30, 2012.